CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-142055 on Form S-8 of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Savings Plan of Entergy Corporation and Subsidiaries VI, appearing in this Annual Report on Form 11-K of the Savings Plan of Entergy Corporation and Subsidiaries VI for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
June 26, 2015